As filed with the Securities and Exchange Commission on November 6, 2018

Registration No. 333-208788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-1301885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30721 Russell Ranch Road, Suite 140

West Lake Village, California 91362

(Address of principal executive offices)

Gary Titus

Chairman of the Board of Directors

ImmunoCellular Therapeutics, Ltd.

30721 Russell Ranch Road, Suite 140

West Lake Village, California 91362

(818) 264-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Y. Sato

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

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Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

ImmunoCellular Therapeutics, Ltd. (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form S-3 (File No. 333-208788) filed by the Registrant on December 30, 2015, to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.0001 per share, the Registrant’s preferred stock, par value $0.0001 per share, debt securities and warrants, issuable by the Registrant pursuant to the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but which remain unsold and unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 6, 2018.

ImmunoCellular Therapeutics, Ltd.

By:	/s/ David Fractor
David Fractor Acting Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Fractor David Fractor	Acting Principal Financial Officer	November 6, 2018

/s/ Gary Titus Gary Titus	Chairman of the Board of Directors and Director	November 6, 2018

/s/ Rahul Singhvi Rahul Singhvi, Sc.D.	Director	November 6, 2018

/s/ John S. Yu John S. Yu, M.D.	Director	November 6, 2018